As filed with the United States Securities and Exchange Commission on November 20, 2020 under the Securities Act of 1933, as amended.

Registration No. 333-249958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CBRE Acquisition Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3448396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2100 McKinney Avenue, 12th Floor

Dallas, Texas 75201 Telephone: (214) 979-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Concannon

Chief Executive Officer

c/o CBRE Acquisition Holdings, Inc.

2100 McKinney Avenue, 12th Floor

Dallas, Texas 75201

Telephone: (214) 979-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Brentani, Esq. Mark A. Brod, Esq. Daniel N. Webb, Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000	Gregg A. Noel, Esq. Michael J. Schwartz, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
SAILSM securities, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant(2)	46,000,000 SAILSM securities	$10.00	$460,000,000	$50,186
Shares of Class A common stock included as part of the SAILSM securities(3)	46,000,000 Shares	—	—	—(4)
Warrants included as part of the SAILSM securities(3)	9,200,000 Warrants	—	—	—(4)
Total			$460,000,000	$50,186(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 6,000,000 SAILSM securities, consisting of 6,000,000 shares of Class A common stock and 1,200,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Registration fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CBRE Acquisition Holdings, Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-249958) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation.

3.2*	Amended and Restated Bylaws.

4.1**	Specimen SAILSM Security Certificate.

4.2**	Specimen Class A Common Stock Certificate.

4.3**	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1*	Opinion of Simpson Thacher & Bartlett LLP, counsel to the Registrant.

10.1†	Amended and Restated Promissory Note, dated October 21, 2020, issued to CBRE Acquisition Sponsor, LLC.

10.2*	Form of Letter Agreement among the Registrant and its officers and directors and CBRE Acquisition Sponsor, LLC.

10.3**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.4*	Form of Registration Rights Agreement among the Registrant and certain security holders.

10.5**	Securities Subscription Agreement, dated November 6, 2020 between the Registrant and CBRE Acquisition Sponsor, LLC.

10.6**	Form of Private Placement Warrants Purchase Agreement, between the Registrant and CBRE Acquisition Sponsor, LLC.

10.7**	Form of Indemnity Agreement.

10.8**	Form of Administrative Services Agreement between the Registrant and CBRE, Inc.

23.1**	Consent of KPMG LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on signature page to the initial filing of this Registration Statement).

99.1†	Consent of David S. Binswanger.

99.2†	Consent of Sarah E. Coyne.

99.3†	Consent of Jamie J. Hodari.

99.4†	Consent of Michael J. Ellis.

*	To be filed by amendment
**	Filed herewith
†	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on November 20, 2020.

CBRE ACQUISITION HOLDINGS, INC.

By:	/s/ WILLIAM F. CONCANNON
Name: William F. Concannon
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ WILLIAM F. CONCANNON William F. Concannon	Chief Executive Officer, Director (Principal Executive Officer)	November 20, 2020

/s/ CASH J. SMITH Cash J. Smith	President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 20, 2020

* Robert E. Sulentic	Director	November 20, 2020

* Emma E. Giamartino	Director	November 20, 2020

*By:	/s/ WILLIAM F. CONCANNON
Attorney-in-Fact

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